UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 3, 2022

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)
CTBI	The Nasdaq Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Adoption of Amendment to 2022 Executive Committee Long-Term Incentive Plan

Community Trust Bancorp, Inc.’s (the “Company”) Board of Directors (the “Board”) previously adopted the 2022 Executive Committee Long-Term Incentive Compensation Plan (the “Plan”).  Pursuant to Section 3.08 of the Plan, the Board, in its sole discretion, may amend, modify, or terminate the Plan at any time.  On February 3, 2022, the Board approved an amendment (the “Amendment”) to the Plan.  The Amendment amended (i) the definition of “Participant” set forth in Section 2.01(j) of the Plan to mean each member of the Executive Committee as of February 7, 2022, and (ii) the date on which Participants of the plan must be members of the Executive Committee of the Company, set forth in Section 4.01 of the Plan, to February 7, 2022.  The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.23 and incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

10.23	Community Trust Bancorp, Inc. Amendment to 2022 Executive Committee Long-Term Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	February 4, 2022	/s/ Mark A. Gooch
Mark A. Gooch
President and Secretary